SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 APRIL 26, 1999

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600




                                Page 1 of 8 Pages
                       The Exhibit Index Appears on Page 4

         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On April 26, 1999 registrant issued a press release entitled Halliburton Reports 1999 First Quarter pertaining, among other things, to an announcement that registrant earned $81 million ($.18 per diluted share) in the 1999 first quarter before the net cumulative effect of a change in accounting method, compared to net income of $203 million ($.46 per diluted share) earned in first quarter 1998. Registrant's 1999 first quarter revenues were $3.9 billion, down eight percent compared to a year ago. During first quarter 1999 registrant adopted the American Institute of Certified Public Accountants' Statement of Position 98-5 (SOP 98-5). As a result of the adoption of SOP 98-5 in the 1999 first quarter, registrant recognized a $19 million after tax charge ($.04 per diluted share) which brought net income to $62 million ($.14 per diluted share).

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated April 26, 1999.




                                Page 2 of 8 Pages
                       The Exhibit Index Appears on Page 4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HALLIBURTON COMPANY




Date:    April 27, 1999                     By:  /s/  Susan S. Keith
                                                -------------------------------
                                                Susan S. Keith
                                                Vice President and Secretary




                                Page 3 of 8 Pages
                       The Exhibit Index Appears on Page 4

                                  EXHIBIT INDEX



Exhibit                                                        Sequentially
Number                     Description                         Numbered Page

20                         Press Release of                    5 of 8
                           April 26, 1999
                           Incorporated by Reference


                                Page 4 of 8 Pages
                       The Exhibit Index Appears on Page 4